UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2009

CENTERPOINT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-31447 (Commission File Number)	74-0694415 (IRS Employer Identification No.)

1111 Louisiana Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (713) 207-1111

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 25, 2009, CenterPoint Energy, Inc. (the “Company”) entered into a continuous offering program equity distribution agreement (the “Equity Distribution Agreement”) with Citigroup Global Markets Inc. (“Citi”). Pursuant to the Equity Distribution Agreement, the Company may offer and sell shares of the Company’s common stock, par value $0.01 per share, having an aggregate gross sales price of up to $150 million from time to time through Citi as the Company’s sales agent. Any sales of the shares will be made by means of ordinary brokers’ transactions at market prices or as otherwise agreed by the Company and Citi. Citi is not required to sell any specific number or dollar amount of shares of the Company’s common stock but has agreed to use its commercially reasonable efforts to sell the offered shares, as instructed by the Company.
     The Company may also sell common stock to Citi as principal at a price agreed upon at the time of sale and pursuant to a separate terms agreement that would be entered into in connection with such a sale.
     Company shares sold under the Equity Distribution Agreement will be issued pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-153916), which became effective upon filing with the Securities and Exchange Commission (the “Commission”). The Company will file a prospectus supplement with the Commission in connection with this offer and sale of shares.
     The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Equity Distribution Agreement, filed as Exhibit 1.1 hereto.
     This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, and there shall not be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The sale of securities is being made only by means of a prospectus and related prospectus supplement.
Item 9.01 Financial Statements and Exhibits.
     The exhibits listed below are filed herewith. The equity distribution agreement included as an exhibit is included only to provide information to investors regarding its terms. The equity distribution agreement listed below may contain representations, warranties and other provisions that were made, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them, and such agreement should not be relied upon as constituting or providing any factual disclosures about us, any other persons, any state of affairs or other matters.
     (d) Exhibits.
1.1	Equity Distribution Agreement dated as of February 25, 2009, between the Company and Citi.

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 hereto).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.
Date: February 25, 2009	By:	/s/ Walter L. Fitzgerald
Walter L. Fitzgerald
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
1.1	Equity Distribution Agreement dated as of February 25, 2009, between the Company and Citi.

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 hereto).